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                                                                    EXHIBIT 23.8


[Deloitte & Touche Letterhead]


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement and related prospectus of Teekay Shipping Corporation's Senior Notes due 2011 of our report dated March 28th, 2001 relating to the financial statement of Ugland Nordic Shipping ASA.

We also consent to the reference to us under the heading "Experts" in such prospectus.





/s/ DELOITTE & TOUCHE STATSAUTORISERTE REVISORER AS.

Tonsberg, Norway
January, 7th 2002